UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480)-494-2261

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 3.02	Unregistered Sales of Equity Securities

During the period April 1, 2021 through April 16, 2021, certain holders of Multiple Voting Shares, no par value per share (“MVS”), of Harvest Health & Recreation Inc. (the “Company”), converted an aggregate of 25,506.50 shares of MVS to Subordinate Voting Shares, no par value (“SVS”), of the Company resulting in the issuance of 2,550,650 SVS by the Company. In accordance with their terms, MVS are convertible into SVS on a 1:100 basis. The holders of certain shares of SVS remain subject to individually negotiated lock-up agreements. The Company did not receive any cash proceeds as a result of the exchange of the MVS for the SVS, and the shares of MVS exchanged have been retired and cancelled. The issuance of the shares of the SVS was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

This current report on Form 8-K does not constitute an offer to exchange any securities of the Company for SVS, MVS or other securities of the Company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC.
(Registrant)

By:	/s/ Steven M. White
Steven M. White
Chief Executive Officer

Dated: April 20, 2021